Exhibit 10.40

Amendment Number 1 to the
OGE Energy Corp. 2008 Stock Incentive Plan

OGE Energy Corp., an Oklahoma corporation (the "Company'), by action of its Board of Directors taken in accordance with the authority granted to it by Section 11 of the OGE Energy Corp. 2008 Stock Incentive Plan (the "Plan"), hereby amends the Plan in the following respects effective as of January 1, 2012:

1.    By deleting the second paragraph of Section 3 of the Plan and inserting in lieu thereof the following:

Subject to Section 7(c)(iv), if any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. In the event that (a) any participant delivers shares of Common Stock (i) to pay the exercise price of an Award, or (ii) in satisfaction of any tax withholding requirement, or (b) any other payment made or benefit realized under the Plan is satisfied by the transfer or relinquishment of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares of Common Stock so surrendered, paid or relinquished; provided, however, that, nothwithstanding the foregoing, shares of Common Stock delivered to pay the exercise price of any Stock Option or Stock Appreciation Right, shares of Common Stock delivered in satisfaction of any tax withholding requirement relating to any Stock Option or Stock Appreciation Right and shares of Common Stock otherwise transferred or relinquished in connection with any Stock Option or Stock Appreciation Right shall not increase the number of shares of Common Stock available for Awards under the Plan.

 IN WITNESS WHEREOF, OGE Energy Corp. has caused this instrument to be signed in its name by a duly authorized officer on this 15th day of February, 2012.

OGE ENERGY CORP.

By: /s/ Peter B. Delaney
Chairman, President and Chief Executive Officer